                                                                   EXHIBIT 99.01

                    EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

  SALES REVENUE CHANGE, VOLUME EFFECT, PRICE EFFECT AND INTERDIVISIONAL EFFECT

                                                                            SECOND QUARTER 2002
                                                            ---------------------------------------------------
                                                                                CHANGE IN REVENUE DUE TO
                                                                           ------------------------------------
                                                                                                       INTER-
                                                             REVENUE       VOLUME       PRICE        DIVISIONAL
                                                            % CHANGE       EFFECT       EFFECT         EFFECT
                                                            --------       ------       ------       ----------
Eastman Division Segments:
    Coatings, Adhesives, Specialty Polymers, and
      Inks                                                       8%           7%           (3)%            3%
    Performance Chemicals and Intermediates                     30%          13%          (12)%           36%
    Specialty Plastics                                           6%          (5)%          (4)%           12%
                                                               ---          ---           ---           ----
      Total                                                     16%           7%           (6)%           17%
                                                               ===          ===           ===           ====

Voridian Division Segments:
    Polymers                                                     3%          21%          (21)%            3%
    Fibers                                                      10%           8%           (5)%           10%
                                                               ---          ---           ---           ----
      Total                                                      5%          17%          (16)%            5%
                                                               ===          ===           ===           ====

Total Eastman Chemical Company                                  --%          11%          (10)%
                                                               ===          ===           ===

                                                                             FIRST SIX MONTHS, 2002
                                                          ---------------------------------------------------------
                                                                                   CHANGE IN REVENUE DUE TO
                                                                            ---------------------------------------
                                                                                                           INTER-
                                                           REVENUE          VOLUME          PRICE        DIVISIONAL
                                                          % CHANGE          EFFECT          EFFECT         EFFECT
                                                          --------          ------          ------       ----------
Eastman Division Segments:
    Coatings, Adhesives, Specialty Polymers, and
      Inks                                                     11%             11%             (3)%            3%
    Performance Chemicals and Intermediates                    24%              7%            (10)%           33%
    Specialty Plastics                                          3%             (6)%            (2)%           12%
                                                             ----            ----            ----           ----
      Total                                                    14%              7%             (6)%           16%
                                                             ====            ====            ====           ====

Voridian Division Segments:
    Polymers                                                   (9)%             8%            (18)%            3%
    Fibers                                                     15%             16%             (2)%           12%
                                                             ----            ----            ----           ----
      Total                                                    (2)%            10%            (14)%            6%
                                                             ====            ====            ====           ====

Total Eastman Chemical Company                                 (4)%             8%             (9)%
                                                             ====            ====            ====

Factors affecting the change in sales revenue include sales volumes, selling prices, interdivisional transactions, product mix, and foreign currency exchange rates. The impact of some of the most significant factors is presented above.


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